Exhibit 4.7

                                                                  EXECUTION COPY



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                               GUARANTEE AGREEMENT


                                     Between


                        SOUTHERN FINANCIAL BANCORP, INC.
                                 (as Guarantor)


                                       and


                            WILMINGTON TRUST COMPANY
                                  (as Trustee)


                                   Dated as of


                                _______ __, 2000






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


                             CROSS-REFERENCE TABLE*

Section of Trust Indenture                                        Section of
Act of 1939, as amended                                      Guarantee Agreement
-----------------------                                      -------------------

310(a)            ..........................................        4.01(a)
310(b)            ..........................................     4.01(c), 2.08
310(c)            ..........................................     Inapplicable
311(a)            ..........................................        2.02(b)
311(b)            ..........................................        2.02(b)
311(c)            ..........................................     Inapplicable
312(a)            ..........................................        2.02(a)
312(b)            ..........................................        2.02(b)
313(a)            ..........................................         2.03
313(b)            ..........................................         2.03
313(c)            ..........................................         2.03
313(d)            ..........................................         2.03
314(a)            ..........................................         2.04
314(b)            ..........................................     Inapplicable
314(c)            ..........................................         2.05
314(d)            ..........................................     Inapplicable
314(e)            ..........................................   1.01, 2.05, 3.02
314(f)            ..........................................      2.01, 3.02
315(a)            ..........................................        3.01(d)
315(b)            ..........................................         2.07
315(c)            ..........................................        3.01(c)
315(d)            ..........................................        3.01(d)
316(a)            ..........................................   1.01, 2.06, 5.04
316(b)            ..........................................      5.03, 5.04
316(c)            ..........................................         8.02
317(a)            ..........................................     Inapplicable
317(b)            ..........................................     Inapplicable
318(a)            ..........................................        2.01(b)





------------

         * This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

ARTICLE I -- Definitions..........................................................................................1
   SECTION 1.01. Definitions......................................................................................1
ARTICLE II -- Trust Indenture Act.................................................................................4
   SECTION 2.01. Trust Indenture Act; Application.................................................................4
   SECTION 2.02. List of Holders..................................................................................4
   SECTION 2.03. Reports by the Guarantee Trustee.................................................................5
   SECTION 2.04. Periodic Reports to the Guarantee Trustee........................................................5
   SECTION 2.05. Evidence of Compliance with Conditions Precedent.................................................5
   SECTION 2.06. Events of Default; Waiver........................................................................5
   SECTION 2.07. Event of Default; Notice.........................................................................5
   SECTION 2.08. Conflicting Interests............................................................................6
ARTICLE III -- Powers, Duties and Rights of the Guarantee Trustee.................................................6
   SECTION 3.01. Powers and Duties of the Guarantee Trustee.......................................................6
   SECTION 3.02. Certain Rights of Guarantee Trustee..............................................................7
   SECTION 3.03. Indemnity........................................................................................9
   SECTION 3.04. Expenses.........................................................................................9
ARTICLE IV -- Guarantee Trustee...................................................................................9
   SECTION 4.01. Guarantee Trustee: Eligibility...................................................................9
   SECTION 4.02. Appointment, Removal and Resignation of the Guarantee Trustee...................................10
ARTICLE V -- Guarantee...........................................................................................10
   SECTION 5.01. Guarantee.......................................................................................10
   SECTION 5.02. Waiver of Notice and Demand.....................................................................11
   SECTION 5.03. Obligations Not Affected........................................................................11
   SECTION 5.04. Rights of Holders...............................................................................12
   SECTION 5.05. Guarantee of Payment............................................................................12
   SECTION 5.06. Subrogation.....................................................................................12
   SECTION 5.07. Independent Obligations.........................................................................12
ARTICLE VI -- Covenants and Subordination........................................................................13
   SECTION 6.01. Subordination...................................................................................13
   SECTION 6.02. Pari Passu Guaranty.............................................................................13
ARTICLE VII -- Termination.......................................................................................13
   SECTION 7.01. Termination.....................................................................................13
ARTICLE VIII -- Miscellaneous....................................................................................13
   SECTION 8.01. Successors and Assigns..........................................................................13
   SECTION 8.02. Amendments......................................................................................14
   SECTION 8.03. Notices.........................................................................................14
   SECTION 8.04. Benefit.........................................................................................15
   SECTION 8.05. Interpretation..................................................................................15
   SECTION 8.06. Governing Law...................................................................................15

                                    GUARANTEE    AGREEMENT   (this    "Guarantee
                           Agreement"),   dated  as  of  __________   __,  2000,
                           executed and delivered by SOUTHERN FINANCIAL BANCORP, INC., a bank holding company (the "Guarantor") having its principal office at 37 East Main Street, Warrenton, Virginia 20186, and WILMINGTON TRUST COMPANY, a Delaware corporation (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of SOUTHERN FINANCIAL CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").


         WHEREAS pursuant to an Amended and Restated Declaration of Trust (the "Declaration of Trust"), dated as of _____ __, 2000, among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial ownership interests in the assets of the Issuer, the Issuer is issuing $_________ aggregate Liquidation Amount of its Capital Trust Securities, Liquidation Amount $10.00 per security (the "Capital Securities"), and $_________ aggregate Liquidation Amount of its Common Securities, Liquidation Amount $10.00 per security (the "Common Securities" and collectively with the Capital Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Issuer and having the terms set forth in the Declaration of Trust;

         WHEREAS the Trust Securities will be issued by the Issuer and the proceeds thereof will be used by the Issuer to purchase the Junior Subordinated Debt Securities due _______ __, 2030 (as defined in the Declaration of Trust) (the "Junior Subordinated Debt Securities") of the Guarantor, which will be held by Wilmington Trust Company, as Property Trustee under the Declaration of Trust, as trust assets; and

         WHEREAS, as incentive for the Holders to purchase Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase of Trust Securities by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Trust Securities.


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration of Trust as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Securities" shall have the meaning specified in the first recital of this Guarantee Agreement.

         "Common Securities" shall have the meaning specified in the first recital of this Guarantee Agreement.

         "Declaration of Trust" shall have the meaning specified in the first recital of this Guarantee Agreement.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice; provided, further, that no Event of Default shall occur unless an Event of Default (as defined in the Indenture or the Declaration of Trust) shall have occurred and be continuing.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Trust Securities called for redemption by the Issuer to the extent that the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Junior Subordinated Debt Securities are distributed to the Holders or all of the Capital Securities are redeemed, the lesser of (a) the aggregate of the Liquidation Amount of $10 per Trust Security plus accrued and unpaid Distributions on the Trust Securities to the date of payment to the extent that the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default under the Declaration of Trust has occurred and is continuing, no Guarantee Payments with respect to the Common Securities or any guarantee payment under any Other Guarantees (as defined in the

Indenture) with respect to Common Securities of any other Southern Financial Capital Trust (as defined in the Indenture), if any, shall be made until the Holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Guarantee Agreement. Subordination of Guarantee Payments on the Common Securities following such an Event of Default under the Declaration of Trust shall be analogous to the subordination of the Common Securities provided for in Section 4.03 of the Declaration of Trust.

         "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

         "Guarantor" shall have the meaning specified in the first recital of this Guarantee Agreement.

         "Holder"  means a  person  in  whose  name a Trust  Security  or  Trust
Securities is registered on the books and records of the Issuer; provided, however, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

         "Indenture" means the Junior Subordinated Indenture dated as of ______ __, 2000, as supplemented and amended between the Guarantor and Wilmington Trust Company, as trustee, relating to the issuance of the Junior Subordinated Debt Securities.

         "Issuer" shall have the meaning specified in the first recital of this Guarantee Agreement.

         "List of Holders" has the meaning specified in Section 2.02(a).

         "Majority in Liquidation Amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

         "Responsible Officer" when used with respect to the Guarantee Trustee means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Guarantee Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Senior Debt" shall have the meaning specified in the Indenture.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

         "Trust Indenture Act" has the meaning specified in Section 1.01 of the Indenture.

         "Trust Securities" shall have the meaning specified in the first recital of this Guarantee Agreement.


                                   ARTICLE II

                               Trust Indenture Act

         SECTION 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement will not be qualified under the Trust Indenture Act except upon the effectiveness of a registration statement with respect to this Guarantee Agreement.

                  (b) Upon qualification under the Trust Indenture Act as contemplated in clause (a) above, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.02. List of Holders. (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, not more than 15 days after January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.03. Reports by the Guarantee Trustee. Not later than the last calendar day in August of each calendar year, commencing with the last calendar day in August, 2000, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.04. Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by
Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by any officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.06. Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.07. Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of the Declaration of Trust shall have received written notice of such Event of Default.

         SECTION 2.08. Conflicting Interests. The Declaration of Trust shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                        Powers, Duties and Rights of the
                                Guarantee Trustee

         SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to
Section 5.04(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                           (B) in the  absence  of bad  faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

         SECTION 3.02. Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.01:

                  (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any  direction or act of the  Guarantor  contemplated  by
         this  Guarantee  Agreement  shall  be  sufficiently   evidenced  by  an
         Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with legal counsel, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to it, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  (viii)  Whenever  in  the  administration  of  this  Guarantee
         Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

                  (ix) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.03. Indemnity. The Guarantor agrees to indemnify the Guarantee Trustee, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Guarantee Trustee) incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. This indemnity shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

         SECTION 3.04. Expenses. The Guarantor, as obligor on the Junior Subordinated Debt Securities, shall from time to time reimburse the Guarantee Trustee for such expenses and costs incurred in connection with the performance of its duties hereunder as shall be agreed to in writing from time to time by the Guarantor and the Guarantee Trustee.


                                   ARTICLE IV

                                Guarantee Trustee

         SECTION 4.01. Guarantee Trustee: Eligibility. (a) There shall at all times be a Guarantee Trustee that shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the  Guarantee  Trustee  shall  cease to be eligible to so act under Section 4.10(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.02. Appointment, Removal and Resignation of the Guarantee Trustee. (a) Subject to Section 4.02(b), in the absence of the existence of an Event of Default, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    Guarantee

         SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give written notice to the Guarantee Trustee as promptly as practicable in the event it makes any direct payment hereunder.

         SECTION 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than any extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debt Securities as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation arising under, out of or in connection with the Trust Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Trust Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.04. Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

         SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Junior Subordinated Debt Securities to Holders as provided in the Declaration of Trust.

         SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

                                   ARTICLE VI

                           Covenants and Subordination

         SECTION 6.01. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor, to the same extent and in the same manner that the Junior Subordinated Debt Securities are subordinated to Senior Debt pursuant to the Indenture, it being understood that the terms of
Article XIII of the Indenture shall apply to the obligations of the Guarantor under this Guarantee Agreement as if (x) such Article XIII were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XIII.

         SECTION 6.02. Pari Passu Guaranty. This Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of trust securities issued by a trust created by the Guarantor similar to Southern Financial Capital Trust I.


                                   ARTICLE VII

                                   Termination

         SECTION 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Securities, (ii) the distribution of Junior Subordinated Debt Securities to the Holders in exchange for all of the Trust Securities or (iii) full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must repay any sums paid with respect to Trust Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                                  Miscellaneous

         SECTION 8.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         SECTION 8.02. Amendments. Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Securities. The provisions of Article VI of the Declaration of Trust concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                           SOUTHERN FINANCIAL BANCORP, INC.
                           37 East Main Street
                           Warrenton, Virginia 20186

                  (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                           SOUTHERN FINANCIAL
                           37 East Main Street
                           Warrenton, Virginia 20186

                           with a copy to:

                           Wilmington Trust Company
                           1100 North Market Street
                           Attn:  Corporate Trust Administration
                           Wilmington, Delaware  19890
                           Facsimile No.: (302) 651-8882

                  (c)      if given to the Guarantee Trustee:

                           Wilmington Trust Company
                           1100 North Market Street
                           Attn:  Corporate Trust Administration
                           Wilmington, Delaware  19890
                           Facsimile No.: (302) 651-8882

                  (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 8.04. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Trust Securities.

         SECTION 8.05. Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

                  (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (e) a reference to the singular includes the plural and vice versa; and

                  (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 8.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                             WILMINGTON TRUST COMPANY, as
                                             Guarantee Trustee



                                             By:_____________________________
                                             Name:  Donald G. MacKelcan
                                             Title: Vice President


                                             SOUTHERN FINANCIAL BANCORP,
                                             INC., as Guarantor



                                             By:_____________________________
                                             Name:  Georgia S. Derrico
                                             Title: Chairman